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Exhibit 99.3

        INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
OF
OUTSTANDING 7 7/8% SENIOR NOTES DUE 2011 OF
Harvest Operations Corp.

To the Registered Holder:

        The undersigned hereby acknowledges receipt of the prospectus, dated December            , 2004 (the "Prospectus"), of Harvest Operations Corp. ("Harvest Operations") and the accompanying letter of transmittal (the "Letter of Transmittal") in connection with the offer by Harvest Operations (the "Exchange Offer") to exchange $250,000,000 aggregate principal amount of its 7 7/8% Senior Notes due 2011 (the "new notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), for a like aggregate principal amount of its issued and outstanding 7 7/8% Senior Notes due 2011 (the "old notes") upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the old notes held by you for the account of the undersigned.

        The aggregate principal amount of the old notes held by you for the account of the undersigned is (fill in amount):

        $                                         .

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐
TO TENDER the following old notes held by you for the account of the undersigned (insert principal amount of old notes to be tendered (if any)): $                                        .

☐
NOT TO TENDER any old notes held by you for the account of the undersigned

        If the undersigned instructs you to tender old notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is engaged in, has an arrangement or understanding with any person to participate in, or otherwise intends to participate in, the distribution of such new notes, (iii) if the undersigned is not a broker-dealer or is a broker-dealer but will not receive new notes for its own account in exchange for old notes, neither the undersigned nor any such other person is engaged in or intends to participate in a distribution of the new notes and (iv) neither the undersigned nor any such other person is an "affiliate" of Harvest Operations within the meaning of Rule 405 under the Securities Act or, if the undersigned or such other person is an "affiliate," that the undersigned or such other person may not rely on the applicable interpretations of the staff of the U.S. Securities and Exchange Commission set forth in no-action letters described under "The Exchange Offer — Resale of the New Notes" in the Prospectus and will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive new notes for its own account in exchange for old notes, it represents that such old notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

SIGN HERE

Name(s) of beneficial owner(s) (please print):
Signature(s):
Address:
Telephone Number:
Taxpayer identification or Social Security Number:
Date:

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  Exhibit 99.3